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                            Greater Community Bancorp
                                   EXHIBIT 21
                                       TO
                        1996 ANNUAL REPORT ON FORM 10-KSB

                         Subsidiaries of the Corporation

Greater Community Bancorp (the "Corporation") has two directly-owned operating bank subsidiaries, Great Falls Bank and Bergen Commercial Bank (the "Subsidiary Banks"), both of which are New Jersey commercial banking corporations. The Corporation owns 100% of the outstanding shares of the Subsidiary Banks. Each of the Subsidiary Banks in turn has one wholly-owned subsidiary, Great Falls Investment Company, Inc. and BCB Investment Company, Inc. (the "Investment Companies"), respectively, both of which are New Jersey business corporations.

The Corporation also owns 100% of the outstanding shares of a directly-owned nonbanking subsidiary, Great Falls Financial Services, Inc., a New Jersey business corporation, which is currently inactive. During the first quarter of 1997, that subsidiary's corporate name was changed to Greater Community Services, Inc.

These relationships are indicated in the following chart.

================================================================================
                            Greater Community Bancorp
                                  (registrant)
                               (the "Corporation")
================================================================================
          |                          |                           |
          |                          |                           |
========================    ====================    ============================
       Great Falls            Great Falls Bank         Bergen Commercial Bank
Financial Services, Inc.           ("GFB")                     ("BCB")
========================    ====================    ============================
                                     |                           |
                                     |                           |
                            ====================    ============================
                             Great Falls Investment         BCB Investment
                                  Company, Inc.              Company, Inc.
                            ====================    ============================


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